Exhibit 99.6

TAX INDEMNITY AGREEMENT Dated as of August 24, 2000 between PSEG KEYSTONE GENERATION, LLC, as Owner Participant, and RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC, as Facility Lessee UNDIVIDED INTEREST IN KEYSTONE FACILITY Keystone Tax Indemnity Agreement 226743.01 Chicago S2A

TABLE OF CONTENTS SECTION I DEFINITIONS .................................... 2 SECTION2 TAX ASSUMPTIONS .............................. 8 SECTION3 RECORDS AND STATEMENTS ................... 12 SECTION4 rHE FACILITY LESSEE'S TAX REPRESENTATIONS . 12 SECTIONS INDEMNIFICATION OF CERTAIN INCOME TAX CONSEQUENCES ........................... 14 Section 5.1 Section 5.2 Section 5.3 Section 5.4 Section 5.5 Section 5.6 Section 5. 7 Section 5.8 Indemnification for Deduction Losses. . . . . . . . . . . . 14 Indemnification for Inclusion Losses. . . . . . . . . . . . . 15 Notice oflndemnified Tax Loss. . ............... 17 Computation of Tax Loss and Tax Indemnity. . . . . . 17 Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . 18 Time of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 Tax Savings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 Verification of Computations. . ................. 20 SECTION6 EXCLUDED EVENTS ............................ 21 SECTION? CONTESTS ..................................... 25 SECTIONS CERTAIN ADJUSTMENTS........................ 28 SECTION9 MISCELLANEOUS............................... 29 Section 9.1 Section 9.2 Section 9.3 Section 9.4 Section 9.5 Section 9.6 Section 9.7 Section 9.8 Section 9.9 Survival. .................................. 29 Late Payments. . ............................ 29 Notices. . .................................. 29 Assignment by the Parties. . . . . . . . . . . . . . . . . . . . . 29 Set Off. Counterclaim. Etc. . . . . . . . . . . . . . . . . . . . . 29 Method of Payment. ......................... 30 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30 Governing Law.............................. 30 Counteroarts. . .............................. 30 Keystone Tax Indemnity Agreement 226743.01-Chicago S2A

Section 9.10 Section 9.11 Confidentiality. . ........................... 30 31 Non-Parties. . .............................. Keystone Tax Indemnity Agreement 11 226743.QJ.Chicago S2A

TAX INDEMNITY AGREEMENT This TAX INDEMNITY AGREEMENT, dated as of August 24, 2000 (as amended, supplemented or otherwise modified from time to time, in accordance with the provisions hereof), between PSEG KEYSTONE GENERA TION, LLC and RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC. WITNESSETH: WHEREAS, the Facility Lessee and the Owner Participant have undertaken certain obligations described in the Participation Agreement among said parties and the other parties thereto dated as of August 24, 2000 (the "Participation Agreement"); WHEREAS, the Facility Lessee has leased the Facility Interest pursuant to the Facility Lease from the Owner Lessor; WHEREAS, the Owner Lessor has leased the Facility Site pursuant to the Site Lease and Sublease from the Facility Lessee and subleased the Facility Site to the Facility Lessee; WHEREAS, the parties hereto intend to set forth their agreement with respect to the circumstances under which the Facility Lessee shall be required to indemnify the Owner Participant against certain adverse tax consequences referred to below. NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows: Keystone Tax Indemnity Agreement 226743.01-Chicago S2A

SECTION 1 DEFINITIONS The capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth and incorporated by reference, and shall be construed and interpreted as specified in Appendix A to the Participation Agreement. For all purposes hereof the following expressions shall, unless the context otherwise requires, and whether used in the singular or plural, have the following respective meanings: "15-Year MACRS Deductions" the meaning specified in Section 2(a)(iii). "20-Year MACRS Deductions" the meaning specified in Section 2(a)(iv). "39-Year MACRS Deductions" the meaning specified in Section 2(a)(v). ''Agreement'' this Tax Indemnity Agreement. "Assumed Deductions" the meaning specified in Section 2(f). "Assumed Tax Rate" the meaning specified in Section 2(f). "Deduction Loss" the meaning specified in Section 5.1. "Depreciation Deductions" the meaning specified in Section 2(a). "Facility Lessee" Reliant Energy Mid-Atlantic Power Holdings LLC, a Delaware limited liability company, its successors and permitted assigns. "Facility Lessee Actions" the meaning specified in Section 5.2(±). "Facility Lessee Person" the meaning specified in Section 4(d). "Facility Lessee Tax Representation" the representations, warranties and covenants set forth in Section 4. Keystone Tax Indemnity Agreement 2 226743.01-Chicago S2A

"Final Determination" (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which de cision, judgment, decree or other order has become final after all appeals allowable by law and hereunder by either party to the action have been exhausted or the time for filing such ap peals has expired, or in any case where judicial review shall at the time be unavailable because the proposed adjustment involves a decrease in a net operating loss carryforward or a business credit carryforward, a decision, judgment, de cree or other order of an administrative official or agency of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., where all administrative appeals have been exhausted by all parties thereto), (ii) a closing agreement entered into under section 7121 of the Code or any other settlement agree ment entered into in connection with an admin istrative or judicial proceeding, (iii) the expiration of the time for instituting a suit with respect to a claimed deficiency, or (iv) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration ofthe time for instituting suit with respect thereto. "Inclusion Losses" the meaning specified in Section 5.2. "Indemnified Tax Loss" a Tax Loss for which the Facility Lessee is obligated to reimburse the Owner Participant pursuant to Section 5.1 or Section 5.2. Keystone Tax Indemnity Agreement 3 226743.01-Chicago S2A

"Interest Deductions" the meaning specified in Section 2(c). "Lessor Group Member" the meaning specified in Section 6(a). A method pursuant to which the Facility Lessee shall pay to the Owner Participant a lump sum (computed as provided in Section 5.4 hereof) equal to the present value (discounted at a rate to preserve the Owner Participant's Expected Return) of all additional federal income taxes currently payable and anticipated to be payable in future years by the Owner Participant as a result of such Indemnified Tax Loss, less (but not below zero) the present value (discounted at a rate to preserve the Owner Participant's Expected Return) of all anticipated future tax savings that the Owner Participant would not realize but for such Indemnified Tax Loss or other event giving rise thereto (for purposes of this calculation, additional federal income taxes anticipated to be payable or reduced will be computed in accordance with Section 5.4 and on the basis that then-existing laws will prevail in such subsequent years). "Lump Sum Method" "MACRS" the Modified Accelerated Cost Recovery Sys tem described in Section 168(b) and 168(c) of the Code. "Owner Participant" PSEG Keystone Generation, LLC, a Delaware limited liability company, its successors and permitted assigns. As defined herein, the term "Owner Participant" shall include any affiliated group of corporations (and any member thereof) of which the Owner Participant is or shall become a member, if consolidated, uni tary or combined returns are or shall be filed Keystone Tax Indemnity Agreement 4 226743.01-Chicago S2A

for such affiliated group for U.S. federal, state or local income tax purposes. "Permitted Act" the execution or delivery of the Operative Doc uments, any act or failure to act taken at the express written request of the Owner Partici pant or the Owner Lessor acting at the direction of the Owner Participant (other than during the continuance of a Lease Event of Default), any act or failure to act expressly required by the Operative Documents, and any act or failure to act expressly permitted by the Operative Docu ments other than: (i) the making of improvements or modifications to the Facility; (ii) any substitution or replacement of the Facility; (iii) the assignment, transfer, relinquishment of possession or subleasing of the Lessee's interest in the Facility Interest or the Lease; (iv) the removal of the Lessor Manager at there quest of the Lessee; (v) any voluntary or involuntary case or proceed ing seeking relief of debts of any Facility Les see Person other than as a result of a breach of any representation, warranty, covenant or other obligation of the Owner Lessor (but only to the extent acting at the express written direction of the Owner Participant) or Owner Participant under the Operative Documents; (vi) any Supplemental Financing or adjustments to Periodic Lease Rent, Renewal Lease Rent, Ter mination Value or Adjustment Items; Keystone Tax Indemnity Agreement 5 226743.0\-Chicago S2A

(vii) any Exchange; (viii) a merger, consolidation or sale of substantially all the assets of the Facility Lessee or any Sub sidiary Guarantor; (ix) the rebuilding or replacement of the Facility; or (x) any decommissioning of the Facility; provided, however, that an act shall not be considered to be expressly permitted merely because such act is not prohibited; and provided further, that the execution and delivery of documents pursuant to transactions with Other Facility Owners shall also constitute a Permitted Act. "Section 467 Interest Deductions" the meaning specified in Section 2(d). "Reasonable Basis" has the meaning assigned to such term in Section 6662(d)(2)(B)(ii)(II) of the Code (or such other level of confidence required by the Code at that time to avoid the imposition of penalties). "Statement" the meaning specified in Section 5.3. "Substantial Authority" shall mean substantial authority within the meaning of Section 6662(d)(2)(B)(i) of the Code and the Treasury Regulations promulgated thereunder. "Tax Indemnity Agreement'' this Tax Indemnity Agreement. "Tax Assumptions" the meaning specified in the introductory paragraph of Section 2. Keystone Tax Indemnity Agreement 6 226743.01-Chicago S2A

modifications to, or enactment, promulgation, release or adoption of any changes in, (i) the Code (including those arising from technical corrections legislation), (ii) any treaties, (iii) any Treasury Regulations, Reve nue Rulings, Revenue Procedures or other administra tive pronouncements, or executive order, or any judi cial decision, which occur after the Closing Date. "Tax Law Change" "Tax Loss" the meaning specified in Section 5.2. "Transaction Cost Deductions" the meaning specified in Section 2(b). SECTION2 TAX ASSUMPTIONS The Owner Participant and the Facility Lessee acknowledge that the Periodic Lease Rent and Termination Values under the Facility Lease and the Owner Participant's Expected Return have been calculated based upon the following income tax assumptions (the "Tax Assumptions") for United States federal income tax purposes: (a) on the Closing Date: (i) the percentage of the Purchase Price indicated on Ap pendix A of this Agreement will be attributable to property at the Facility that constitutes 15-year prop erty under Section 168(e) of the Code and be entitled to 15-year, !50 percent declining balance method (switching to the straight-line method when most fa vorable) depreciation deductions, utilizing the half year convention and a zero salvage value, under the MACRS (the "15-Year MACRS Deductions"); (ii) the percentage of the Purchase Price indicated on Ap pendix A of this Agreement will be attributable to property at the Facility that constitutes 20-year prop erty under Section 168(e) of the Code and be entitled Keystone Tax Indenmity Agreement 7 226743.01-Chicago S2A

to 20-year, 150 percent declining balance method (switching to the straight-line method when most fa vorable) depreciation deductions, utilizing the half year convention and a zero salvage value, under the MACRS (the "20-Year MACRS Deductions"); and (iii) the percentage of the Purchase Price indicated on Ap pendix A of this Agreement will be attributable to property at the Facility that constitutes non-residential real property under Section 168(e) of the Code and be entitled to 39 year straight line method of depreciation using a mid-month convention and zero salvage value, under the MACRS (the "39-Year MACRS Deduc tions"). The 15-Year MACRS Deductions, 20-Year MACRS Deductions and 39-Year MACRS Deductions are referred to collectively as the "Depreciation Deductions." (b) Transaction Costs will be amortizable under the Code on a straight-line basis over the Basic Lease Term (the "Transaction Cost Deductions"). (c) The Loans will constitute loans made to the Owner Lessor, and all interest accrued with respect to advances thereunder will be deductible, as accrued in accordance with their terms pursuant to section 163 of the Code (the "Interest Deductions"). (d) The Owner Participant will be entitled to current deductions of amounts paid as "Section 467 Interest" with respect to any "Section 467 Loan" to the Owner Participant pursuant to the terms of the Facility Lease as required by Section 467 of the Code and the Treasury Regulations thereunder (the "Section 467 Interest Deductions"). (e) As a result of entering into the transactions contemplated by the Operative Documents, the Owner Participant will not be required to include any amount in gross income prior to termination of the Facility Lease other than: (i) payments of Periodic Lease Rent (and, if the Facility Lease is renewed, Renewal Lease Rent) in the amounts and at the times such amounts are accrued pursuant to the Keystone Tax Indenmity Agreement 8 226743.01+Chicago S2A

terms of the Facility Lease; (ii) gain upon the receipt of Termination Value (or other amounts based on Termination Value) in the amount and at the time such payment is required to be made; (iii) gain upon sale of all or any portion of the Facility Interest or of all or any portion of the Owner Participant's interest in the Owner Lessor if such sale shall not occur during the continuance of a Lease Event of Default or, if the sale shall occur during the continuance of a Lease Event of Default, if(A) in the case of a sale of the Facility Interest, the sales price for the Facility Interest shall be equal to or in excess of the Termination Value (or a pro rata portion thereof in the case of a partial sale) or (B) in the case of a sale of the Owner Lessor, the sales price for the Owner Lessor shall be equal to or in excess (or a pro rata portion thereof in the case of a partial sale) of the excess of Termination Value over the then-outstanding amount of the Loans; (iv) payments made on an After-Tax Basis to the Owner Participant or the Owner Lessor; (v) amounts identified as interest under the Opera tive Documents; (vi) any other amount to the extent such item of income results in an equal and offsetting deduction of the same character in the same taxable year as the inclusion other than the Depreciation Deductions, Interest Deductions and Transac tion Cost Deductions; and (vii) amounts accrued as "section 467 interest" with respect to "section 467 fixed rent" accrued but not yet paid pursuant to the terms of the Facility Lease as required by Section 467 of the Code and the Regulations thereunder. (f) The marginal federal, state and local income tax rate applica-ble to the Owner Participant will be as set forth in Appendix A to this Agreement (the "Assumed Tax Rate"), and the Owner Participant will always have sufficient taxable income for federal, state and local income tax purposes to utilize fully the income tax benefit of the Depreciation Deductions, Transaction Cost Deductions, Interest Deductions and the Section 467 Interest Deductions (collectively, the "Assumed Deductions"). (g) The Facility Lease will be a "true lease" for federal income tax purposes, under which the Owner Participant shall be treated as owner and lessor, and the Facility Lessee shall be treated as lessee of the Facility Interest for such purposes. (h) The Owner Participant will compute its federal taxable income on a calendar-year basis using the accrual method of accounting. (i) The Facility Interest will be treated as placed in service by the Owner Participant on the Closing Date. Keystone Tax Indemnity Agreement 9 226743.01-Chicago S2A

U) The Facility Lease will not be a "disqualified leaseback or long-term agreement" within the meaning of Section 467(b)(4) of the Code, and the Owner Participant will not be subject to application of Section 467(b)(2) of the Code with respect to the Periodic Lease Rent under the Facility Lease. (k) The Owner Lessor, created for the benefit of the Owner Participant, will be treated as a disregarded entity or pass-through entity for federal, state and local tax purposes, and the Owner Participant, as owner of the Owner Lessor, will be entitled and required to take into account, in computing the Owner Participant's federal, state and local taxable income, all items of income, gain, loss, deduction and credit with respect to the Facility Interest. (I) Periodic Lease Rent, Renewal Lease Rent and all other gains, losses, income, deductions and credits under the Facility Lease or the transactions contemplated by the Operative Documents will be treated as U.S. source items pursuant to Sections 861-865 of the Code. (m) For state and local income tax purposes, the Owner Participant will be entitled to depreciation, interest and amortization deductions at the same times and in the same amounts as the Owner Participant is allowed the Depreciation Deductions, the Interest Deductions and the Transaction Cost Deductions. (n) The Owner Participant will be required to include in its gross income for state and local income tax purposes for any taxable year during the Lease Term, with respect to the Facility Interest, amounts equal to such amounts as are required to be included in its gross income for federal income tax purposes. (o) The Facility Interest will be treated as an undivided ownership interest in the Facility for federal income tax purposes. (p) Except as set forth in Sections 4(d) or 5.4, the Owner Partici-pant and, to the extent required to file, the Facility Lessee and any Affiliate thereof, will each file federal and state income tax returns in a manner consistent with the Tax Assumptions. If the Owner Participant shall suffer an Indemnified Tax Loss and shall have been (or is being) indemnified by the Facility Lessee for such Indemnified Keystone Tax Indemnity Agreement 10 226743.01-Chicago S2A

Tax Loss pursuant to the terms of this Agreement, then the Tax Assumptions set forth above, without further act of the parties hereto, shall thereupon be and be deemed to be amended, if and to the extent appropriate at the time of such Indemnified Tax Loss, to reflect such Indemnified Tax Loss. No private letter ruling will be sought from the IRS with respect to the availability of any of the Assumed Deductions nor will the Facility Lessee be required, except as may be otherwise expressly provided in any Operative Document, to provide an opinion of counsel with respect to the availability of any of the As sumed Deductions. RECORDS AND STATEMENTS SECTION3 The Facility Lessee shall maintain such information or records relating to the Facility Interest as are regularly maintained by the Facility Lessee or as may be required by law to be maintained by the Facility Lessee, and shall provide or cause to be provided such information as the Owner Participant may reasonably request, at the Facility Lessee's cost and expense, in order to enable the Owner Participant to fulfill its tax filing, tax audit, and tax litigation obligations, including but not limited to any federal, state and local income tax filing obligations. SECTION4 THE FACILITY LESSEE'S TAX REPRESENTATIONS As of the Closing Date, the Facility Lessee represents and warrants the following to the Owner Participant with respect to the Tax Assumptions relating to the Lease of the Facility Interest (the "Tax Representations"): (a) During the Basic Lease Term, no portion of the Facility Interest is, or will become, tax-exempt use property within the meaning of Section 168(h)(1) of the Code, tax-exempt bond financed property within the meaning of Section 168(g)(5) of the Code or "public utility property" within the meaning of Section 168(i)(10) of the Code, assuming that the Facility Interest is not treated as such as a result of the status (including its character for federal income tax purposes) or acts of the Owner Participant or the Owner Lessor unrelated to the transactions contemplated by the Operative Documents (it being understood that this is not a representation as to the "true lease" status of the Facility Lease nor as to the pass-through nature of the Owner Lessor); Keystone Tax Indemnity Agreement 11 226743.01-Chicago S2A

(b) (i) All written, factual information identified in Exhibit I hereto which was provided by or on behalf of the Facility Lessee or any of its Affiliates to Appraiser in connection with the Closing Appraisal, was, to the best of such person's knowledge, accurate at the time given and did not omit information available to such person which, in light of the circumstances in which the supplied information was provided, rendered the supplied information materially misleading (provided, however, that the Facility Lessee's failure to provide information with respect to forecasts, projections or estimations of the future life, performance, costs, revenues or other future items relating to the Facility Interest shall not be treated as a breach of this representation), and (ii) all projections and other "forward looking" infom1ation identified in Exhibit I hereto were prepared in good faith and, to the Actual Knowledge of the Facility Lessee or any of its Affiliates, are based on reasonable assumptions; (c) On the Closing Date, no Improvements will be required in order to render the Facility Interest complete for its intended use by the Facility Lessee, other than ancillary items of removable equipment of a kind customarily selected and furnished by lessees of property substantially similar to the Facility; (d) Neither the Facility Lessee, nor any sublessee or other user or person in possession of the Facility or any portion thereof, nor any Affiliate of any of the foregoing, but excluding in all events the Owner Lessor and the Owner Partici pant and any Affiliate of the Owner Lessor or the Owner Participant (each a "Facility Lessee Person") has taken, or will take, any position in any filing by it for federal, state or local income tax purposes that is inconsistent with the Tax Assumptions and the Facility Lessee and its Affiliates will allocate its purchase price for the Facility Interest consistently with such Tax Assumptions, in each case unless (1) there is not a reasonable basis (within the meaning of Section 6662(d)(2)(B)(ii)(II) of the Code (or such other level of confidence required by the Code at the time to avoid the imposition of penalties)) ("Reasonable Basis") to take a position that is consistent with the Tax Assumptions, (2) required otherwise by Applicable Law or (3) consis tent with a contrary Final Determination binding on such Owner Participant or the Facility Lessee with respect to such position; (e) The Facility Interest was placed in service for federal income tax purposes no later than the Closing Date; Keystone Tax Indemnity Agreement 12 226743.01-Chicago S2A

(f) On the Closing Date, the percentages of the Owner Partici-pant's basis in the Facility Interest indicated on Appendix A of this Agreement will be attributable to 15-year property pursuant to Section 168(e)(l) of the Code; 20-year property pursuant to Section 168(e)(l) of the Code, and the percentage indicated on Appendix A will be attributable to nonresidential real property pursuant to Section 168(e)(2)(B) of the Code, assuming, in each instance, that, for federal income tax purposes, the Facility Lease is a "true lease" and that the Owner Lessor is properly treated as a disregarded entity for foreign, federal, state or local tax purposes (it being understood that this is not a representation as to the "true lease" status of the Facility Lease, the pass-through nature of the Owner Lessor or the aggregate dollar amounts includible in the Owner Participant's aggregate depreciable basis in the Facility Interest); and (g) No Facility Lessee Person will acquire or guarantee (directly or indirectly) any interest in the Lease Debt, the Loans, the Lessor Notes or the Pass Through Certificates, provided that the exercise of rights or performance of obliga tions in accordance with or as contemplated by the Lessee and the Owner Participant under the Operative Documents shall not be deemed to violate this provision. The inaccuracy of any Facility Lessee Tax Representation shall not give rise to a Lease Event of Default except if such inaccuracy gives rise to an obligation to make an indemnity payment and such payment is not made. SECTION 5 INDEMNIFICATION OF CERTAIN INCOME TAX CON SEQUENCES Section 5.1 Indemnification for Deduction Losses. The Facility Lessee shall reimburse and indemnify the Owner Participant and hold the Owner Participant harmless if, as a result of: (a) any act or failure to act by the Facility Lessee or any Facility Lessee Person (other than (w) the execution or delivery of the Operative Documents, (x) any act or failure to act expressly required by the Operative Documents, (y) any Permitted Act or (z) any act or failure to act taken at the express written request of the Owner Participant or the Owner Lessor acting at the direction of the Owner Participant (other than during the continuance of a Lease Event of Default); Keystone Tax Indemnity Agreement 13 226743.0!-Chicago S2A

(b) the breach, inaccuracy or incorrectness of any of the Facility Lessee Tax Representations, or the breach of any of the representations or warranties Sections 3.l(a), (b), (c), (d), (f), (h), (i), (j), (o), (q), (s), (z), and (aa) of the Participa tion Agreement or Sections 5.1 or 5.2 of the Facility Lease Agreement; by the Facility Lessee or any Facility Lessee Person. (c) any loss, damage, destruction, casualty, nonuse, replacement, substitution, repair, rebuilding, theft, taking, confiscation, requisition, seizure or condemnation of all or any portion of the Facility; (d) the receipt of any warranty, damage, refund, insurance, indemnity or similar payment that is not retained by the Owner Participant or the Owner Lessor; (e) the bankruptcy, insolvency or other proceeding for the relief of debtors of, or any foreclosure on or against, the Facility Lessee or any Facility Lessee Person or (f) any foreclosure or pursuit of remedies (whether by the Owner Participant or otherwise) resulting from a Lease Event of Default (with (a) through (f) being hereafter referred to as a "Facility Lessee Action"); such Owner Participant shall suffer a delay in claiming, shall not have the right to claim or shall not claim (in each case, only after receiving a written opinion, deliv ered to the Facility Lessee as soon as practicable and prior to the date on which the tax return is to be filed on which such claim will not be made, of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Facility Lessee (setting forth in reasonable detail the facts and analysis upon which such opinion is based) to the effect that, as a result of a Tax Law Change, other than a Tax Law Change described in Section 6(e) below, or change in facts subsequent to the Closing Date, there is no Reasonable Basis to make such claim, or shall lose, suffer a disallowance of or be required to recapture all or any portion of the Assumed Deductions (a "Deduction Loss") subject, in each instance, to the exclusions set forth in Section 6 below. Section 5.2 Indemnification for Inclusion Losses. The Facility Lessee shall reimburse and indemnify the Owner Participant and hold the Owner Participant harmless if, as a result of: Keystone Tax Indemnity Agreement 14 226743.0!-Chicago S2A

(a) any repair, replacement, rebuilding or substitution of, or any alteration, modification, addition or improvement to, the Facility or any portion thereof; (b) any loss, damage, destruction, casualty, nonuse, replacement, rebuilding, substitution, theft, taking, confiscation, requisition, seizure or condemna tion of all or any portion of the Facility; (c) the receipt of any warranty, damage, refund, insurance, indemnity or similar payment that is not retained by the Owner Participant or the Owner Lessor; (d) the bankruptcy, insolvency or other proceeding for the relief of debtors of, or any foreclosure on or against, the Facility Lessee or any Facility Lessee Person; (e) any foreclosure or pursuit of remedies (whether by the Owner Participant or otherwise) during the continuance of a Lease Event of Default; (f) any act or omission of the Facility Lessee that is prohibited by the Operative Documents; (g) a change, adjustment or modification of the allocation or payment schedules of Periodic Lease Rent in connection with a Lease Event of Default; (h) payment by the Facility Lessee of Periodic Lease Rent or Termination Value prior to the date required under the Lease other than at the express written request of the Owner Participant or the Owner Lessor acting at the direction of the Owner Participant (other than a payment made at the request of the Owner Participant during the continuance of a Lease Event of Default); (i) any refinancing of the Loans; (j) any amendment, modification, supplement or waiver effected after the Closing Date of or to any Operative Document (A) that is made, initiated or requested by the Facility Lessee, unless the Owner Participant has consented in Keystone Tax Indemnity Agreement 15 226743.01-Chicago S2A

writing thereto, or (B) that is undertaken in connection with a Lease Event of Default; (k) the breach, inaccuracy or incorrectness of any of the Facility Lessee Tax Representations, or the breach of any of the representations or warranties in Sections 3.l(a), (b), (c), (d), (f), (h), (i), G), (o), (q), (s), (z), and (aa) of the Participation Agreement or Sections 5.1 or 5.2 of the Facility Lease Agreement; by the Facility Lessee or any Facility Lessee Person; or (!) the inclusion of any provision increasing the interest rate on the Lease Debt in the event that the Lease Debt or Certificates are not registered under the Securities Act of 1933 or otherwise (other than any overdue rate applicable to the Lease Debt in the event of an Indenture Event of Default); such Owner Participant shall be required for federal income tax purposes to include in its gross income an amount not described under the Tax Assumptions (an "Inclu ;ion Loss" and, together with the Deduction Loss, a "Tax Loss"), subject, in each tnstance, to exclusions set forth in Section 6 below. Section 5.3 Notice oflndemnified Tax Loss. In the event of an Indemnified Tax Loss, and if contested, following a Final Determination with respect to such Tax Loss, the Owner Participant shall give the Facility Lessee written notice thereof accompanied by a written statement (the "Statement") describing such Indemnified Tax Loss in reasonable detail, stating the amount the Owner Participant believes to be payable by the Facility Lessee on account thereof pursuant to the terms hereof and setting forth in reasonable detail the computation of such amount. Section 5.4 Computation of Tax Loss and Tax Indemnity. Any tax indem nity payable by the Facility Lessee or Tax Savings payable by the Owner Participant shall be computed based on the Tax Assumptions and shall be computed by assuming that at all times (A) the Owner Participant has sufficient federal, state and local taxable income to make full use of the tax benefits that are subject to the Tax Loss in the year in which all of such tax benefits were assumed to be available (and in future years with respect to tax benefits that result from the Tax Loss) and (B) the Owner Participant's combined marginal federal, state and local income tax rate is the Assumed Tax Rate (other than for purposes of calculating (i) payments necessary to make such payment on an After-Tax Basis and (ii) an amount or amounts in the case of an Inclusion Loss, in which case such calculation shall be made using the highest Keystone Tax Indemnity Agreement 16 226743.01-Chicago S2A

marginal U.S. federal, state and local income tax rates applicable to corporations generally for the relevant period or periods taking into account the deductibility of state and local taxes for U.S. federal income tax purposes). Notwithstanding the previous sentence, if, and only if, Periodic Lease Rent and Termination Value have been computed on the assumption that the Owner Participant will be entitled to state income tax benefits, will the amount of any income tax indemnification payable by the Facility Lessee to the Owner Participant, or as the case may be, any reverse tax indemnity payable by the Owner Participant to the Facility Lessee, reflect such state income tax benefits. Any reverse indemnity payment will not be in excess of the amount of the indemnity previously paid by the Facility Lessee (with any excess reverse indemnity amounts being available as an offset against future federal income tax indemnities otherwise payable by the Facility Lessee). Although the Owner Participant will covenant that it will file its income tax returns by accruing Periodic Rent in accordance with the Tax Assumptions, if the Owner Participant shall be required or permitted pursuant to a Final Determination to accrue Periodic Lease Rent at a rate less accelerated than that assumed in the Tax Assumptions and as a result the Facility Lessee suffers adverse tax consequences on an actual basis, the Facility Lessee shall be permitted to defer the equity portion of Periodic Lease Rent or Termination Value by such amounts and to such dates as shall preserve the Owner Participant's Expected Return (computed, for the avoidance of doubt, in accordance with the Tax Assumptions (but excluding that specified in Section 2(j)) and, to the extent consistent therewith, as shall compensate the Facility Lessee for such adverse tax consequences. In this regard, the Owner Participant agrees to use reasonable good faith efforts to file and diligently pursue a protective claim for refund with respect to any year as to which the IRS has challenged, pursuant to Section 446 or 467 of the Code, the rental deductions claimed by the Facility Lessee, if the Facility Lessee shall so request. Section 5.5 Method of Pavment. Upon the occurrence of a Tax Loss that results in the Facility Lessee having a tax indemnity payment obligation to the Owner Participant, the Facility Lessee, at its election, will have the option to: (a) pay, as Supplemental Lease Rent, during the remaining Basic Lease Term, such amounts as are necessary to preserve the Owner Participant's Expected Return; Keystone Tax Indemnity Agreement 17 226743.01-Chicago S2A

(b) pay the Owner Participant the indemnity amount determined under the Lump Sum Method on an After-Tax Basis necessary to preserve the Owner Participant's Expected Return; or (c) reimburse the Owner Participant, on an After-Tax Basis, from time to time for such federal, state and local taxes that it is required to pay as a result of the Tax Loss, in which case, provided no Significant Lease Default or Lease Event of Default is continuing, the Owner Participant shall, on a grossed-up basis, pay the Facility Lessee a reverse indemnity as tax benefits attributable to the circumstances relating to the Indemnified Tax Loss are realized (but not in excess of the indemnity previously paid by the Facility Lessee). Any subsequent loss of any tax benefit taken into account in computing the Facility Lessee's indemnity, or paid to the Facility Lessee, shall be indemnifiable as a Tax Loss without regard to the exclusions set forth in Section 6. The Facility Lessee's ability to pay an indemnity pursuant to (a) and (c) above shall be conditioned, however, on there being no Lease Event of Default nor Significant Lease Default that has occurred and which is continuing, and on the senior unsecured obligations of the Facility Lessee being rated (x) investment grade by at least two (2) nationally recognized rating agencies at the times the indemnity is otherwise payable by the Facility Lessee ifthen rated by such agencies, or (y) if rated by only one (I) such rating agency, investment grade by the agency which is then rating the senior unsecured obligations of the Facility Lessee. Section 5.6 Time ofPavment. Any amounts payable to the Owner Partici pant, other than those payable in accordance with Section 5.5(a) or Section 5.5(c), shall be paid within the latest of: (a) 23 days after the receipt by the Facility Lessee of the Statement (but in any event not later than three Business Days prior to the due date of such taxes); (b) in the case of amounts not previously advanced and that are the subject of a contest in accordance with Section 7 of this agreement, 15 days after the date of a Final Determination thereof, and Keystone Tax Indemnity Agreement 18 226743.01-Chicago S2A

(c) in the case of any indemnity demand for which the Facility Lessee has requested review and determination pursuant to Section 5.8 below, 15 days after the completion of such review and determination. Section 5.7 Tax Savings. (a) Tax Savings. If, as the result of a Tax Loss, with respect to which, (A) the Facility Lessee is required to pay a tax indemnity, and (B) the Facility Lessee has paid all amounts that have to date been payable, the Owner Participant shall realize any reduction in federal, state or local income taxes ("Tax Savings") that it would not have realized but for such Tax Loss or the event giving rise thereto, and that was not previously taken into account in computing the amount of the indemnity payable hereunder, then the Owner Participant shall pay (so long as no Significant Lease Default or Lease Event of Default is continuing) to the Facility Lessee an amount equal to such Tax Savings (as determined in accordance with Section 5.4) plus an amount equal to any additional Tax Savings to the Owner Participant by reason of the total amount of such payments, less any increase in Taxes to the Owner Participant as a result of such payment. (b) Savings Associated with Increased Lease Debt Interest. In the event that the Owner Participant actually realizes a current federal, state or local income tax savings as a result of the event described in Section 5.2(1) above, the Facility Lessee may reduce any payment of Periodic Lease Rent; provided, however, that (i) each payment of Periodic Lease Rent, after such reduction, shall be sufficient to pay any scheduled payment of principal and interest with respect to the Lease Debt; (ii) such aggregate reduction shall not cause the Owner Participant to fail to realize the Owner Participant's Expected Return; and (iii) the aggregate amount of any such reduction shall be paid to the Owner Lessor as Periodic Lease Rent no later than the expiration of the Facility Lease. Section 5.8 Verification of Computations. Within 23 days after the Facility Lessee receives from the Owner Participant any calculation of the amount or amounts payable to either the Owner Participant or the Facility Lessee pursuant to this Section 5, if the Facility Lessee so requests in writing, such calculation shall be reviewed by a nationally recognized independent accounting fum, selected by the Owner Participant and reasonably acceptable to the Facility Lessee, to determine on a confidential basis the amount of any indemnity payment by the Facility Lessee to the Owner Partici pant, or the amount of any payment by the Owner Participant to the Facility Lessee Keystone Tax Indemnity Agreement 19 226743.01-Chicago S2A

pursuant to this Section 5. The Owner Participant and the Facility Lessee shall cooperate with such accounting firm and supply it with all information reasonably necessary for the accounting firm to conduct such review and determination, pro vided that such accounting firm shall agree in writing in a manner satisfactory to the Owner Participant, or the Facility Lessee, as the case may be, to maintain the confidentiality of such information, and provided further that neither the Owner Participant nor the Facility Lessee shall be required to disclose any of its tax returns or books that the Owner Participant, or the Facility Lessee, as the case may be, reasonably deems to be confidential in connection with such verification, and the parties hereto agree that the Owner Participant or the Facility Lessee, as the case may be, shall have sole control over the positions taken with respect to such party's tax returns and filings. The fees and disbursements of such accounting firm will be paid by the Facility Lessee; provided that such fees and disbursements will be paid by the Owner Participant if the accountants determine that the present value of the total payments as calculated by the Owner Participant is more than 105 percent of the present value of the correct payments (such present value in each case to be deter mined by the Discount Rate). In the event such accounting firm determines that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon the Facility Lessee and the Owner Participant. The parties hereto agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any payment pursuant to this Section 5 and that matters of interpretation of this Agreement or any other Operative Document are not within the scope of the independent accountant's responsibility. Such accounting firm shall be requested to make its determination within 30 days. SECTION6 EXCLUDED EVENTS Notwithstanding anything to the contrary in this Agreement, the Facility Lessee shall not be required to indemnify the Owner Participant with respect to a Tax Loss provided for herein to the extent that such Tax Loss results from the occurrence of any one or more of the following events: (a) any voluntary sale, assigmnent, transfer or other voluntary disposition by the Owner Lessor, the Owner Participant or any Affiliate of the foregoing (each, a "Lessor Group Member"), or any involuntary sale, transfer or other disposition resulting from the bankruptcy of a Lessor Group Member or the foreclosure by a creditor of a Lessor Group Member, of (i) any interest in or arising Keystone Tax Indemnity Agreement 20 226743.01-Chicago S2A

under the Operative Documents, (ii) the Facility Interest or any interest therein or (iii) any interest in the Owner Participant, the Owner Lessor or any Affiliate of the foregoing, unless, in each case, such sale, transfer or other disposition is in connec tion with a Lease Event of Default that shall have occurred and be continuing, or unless, in the case of a sale, transfer or other disposition by the Owner Lessor or any Affiliate thereof, the Owner Lessor or Affiliate is not acting pursuant to the directions or with the express consent of the Owner Participant; (b) an event that requires the Facility Lessee to pay Termination Value to the extent such payment is made, and to the extent the amount of such payment accurately reflects the timing of tax consequences arising from the event or occurrence giving rise to such payment; (c) failure by the Owner Participant timely or properly to claim any Assumed Deduction or to exclude such income on its tax return, unless, in the written opinion of independent tax counsel (selected by the Owner Participant and reasonably acceptable to the Facility Lessee) setting forth in reasonable detail tbe facts and analysis upon which such opinion is based and a copy of which is delivered to the Facility Lessee as soon as practicable and prior to the date on which the tax return in which such Assumed Deduction or exclusion is not claimed, there is no Reasonable Basis as a result of a Tax Law Change or change in facts subsequent to the Closing Date (other than as a result of a Tax Law Change described in (e) below) to claim such Assumed Deduction or exclusion; (d) other than as a result of a Facility Lessee Action, failure ofthe Owner Participant's basis in the Facility Interest to equal the Purchase Price; (e) other than with respect to a modification, substitution, replace-ment or rebuilding of the Facility or any portion thereof, any Tax Law Change enacted, adopted, promulgated or decided after the Closing Date; (f) the application of Section 59A, 168(d)(3), 168(d)(4)(C), 291 or 467 of the Code, except as a result of a Facility Lessee Action; (g) the application of any rules relating to change in taxable year, short taxable years, a change in the location, business, tax or other status or tax year of the Owner Participant or tbe Owner Lessor to tbe extent of a resulting increase in Keystone Tax Indemnity Agreement 21 226743.0l·Chicago S2A

the Facility Lessee's indemnity obligations unless attributable to a Facility Lessee Action; (h) the failure of the Owner Participant to have sufficient income or tax liability to benefit from the Assumed Deductions or other tax benefits set forth in the Tax Assumptions, provided that this exclusion shall not affect indemnification to be calculated on the basis of an assumed rate of tax; (i) the failure of the Facility Lease to be treated as a "true lease" or the Loans to be treated as true debt for federal income tax purposes, other than as a result of a Facility Lessee Action; (j) the failure of the Owner Lessor to be treated as a disregarded entity or pass-through entity for federal, state or local tax purposes to the extent of a resulting increase in the Facility Lessee's indemnity obligations; (k) the failure of the undivided Facility Interest to be treated as an undivided interest in the Facility other than as a result of a Facility Lessee Action; the fraud, gross negligence or willful misconduct of any Lessor (I) Group Member, or the breach or inaccuracy of any representation by the Owner Participant or the Owner Lessor in any of the Operative Documents; (m) any Lessor Group Member's being, or becoming, for federal income tax purposes, a charitable organization, a tax-exempt entity within the meaning of Section 168(h) of the Code, an agency or instrumentality of the United States, a state or political subdivision thereof or an international organization; or the special status of a Lessor Group Member which status causes such Lessor Group Member to be subject to the provisions of Section 55, 56, 57, 58, 59, 59A, 168(f)(2), 291,465,469,501, 542, 552, 593, 851, 856 or 1361 of the Code to the extent of a resulting increase in the Facility Lessee's indemnity obligations; (n) the failure by the appropriate Lessor Group Member to contest a tax claim in accordance with, and to the extent required by Section 7, to the extent that the Facility Lessee's ability to contest the claim is adversely affected as a result of such failure, unless attributable to a Facility Lessee Action; Keystone Tax Indemnity Agreement 22 226743.01-Chicago S2A

(o) the inclusion in income by the Owner Participant upon termination of the Facility Lease of amounts attributable to Improvements, modifica tions or additions to the Facility not financed by the Owner Participant and as to which title vests in the Owner Lessor or the Owner Participant; (p) an amendment, supplement, modification or waiver of or to (each an "Amendment") any Operative Document to which any Lessor Group Member is a party and to which the Facility Lessee is not a party and which Amend ment is not requested by the Facility Lessee in writing, other than an Amendment (A) that may be necessary or appropriate to, and is in conformity with, any Amendment of or to any Operative Document requested by the Facility Lessee in writing, (B) that is required by the terms of the Operative Documents or by Applicable Law, or (C) if, at the time of such Amendment, a Lease Event of Default shall have occurred and be continuing; (q) penalties or additions to tax under Section 6662 or Section 6663 ofthe Code or relating to estimated tax, in either case to the extent attributable to matters unrelated to the transaction contemplated in the Operative Documents; (r) a determination that the Owner Participant is not holding the Facility Interest in the ordinary course of a trade or business or that the Owner Participant did not enter into the transactions contemplated by the Operative Docu ments "for profit" for purposes of the Code, other than as a result of a Facility Lessee Action; (s) the failure of the Loans or any "Section 467 Loan" to consti-tute qualified nonrecourse financing within the meaning of Treasury Regulation Section 1.861-lOT, other than as a result of a Facility Lessee Action; (t) any tax election by a Lessor Group Member that is inconsistent with the Tax Assumptions; (u) the source of any income, losses or deductions being treated as outside the United States; (v) the existence of, or any consequence of, a deferred rent payment structure or equity structure, provided that the Facility Lessee makes all Keystone Tax Indemnity Agreement 23 226743.01-Chicago S2A

payments when due and accrues all rental expense in accordance with the applicable rent accrual schedules; (w) acts, omissions, or breaches by a Lessor Group Member that constitute the Operative Documents or of the representations, warranties or covenants of the Owner Lessor in the Operative Documents in Sections 3.2(a), (b), (c), (d), (e), (f), and 7.1, 7.2, 7.4, 7.5 and 7.6 of the Participation Agreement, or of the Owner Participant in Sections 3.4(a), (b), (c), (d), (e), (f), (h), (i), (k) and 8.1, 8.2, 8.3, 8.4 and 8.7 of the Participation Agreement; (x) the failure by the appropriate Lessor Group Member to file timely any tax return in accordance with the appropriate filing procedure, to the extent the Facility Lessee's indenmity obligation is increased as a result of such failure unless attributable to a Facility Lessee Action; (y). a Tax Loss occurring after (and not simultaneously with) (I) the expiration or earlier termination of the Basic Lease Term (other than in connec tion with a Lease Event of Default) or (2) the return of the Facility Interest to the Owner Lessor (other than in connection with a Lease Event of Default); (z) the existence of, or the inclusion (or omission) of any provi-sion in, any Operative Document, except for Section 3.5 of the Facility Lease; (aa) a Tax Loss resulting from a transfer by the Owner Participant of its interest in the Owner Lessor, unless such transfer or disposition occurs pursuant to the exercise of remedies during the continuation of a Lease Event of Default; and (bb) a Tax Loss or portion of any Tax Loss to the extent properly allocable under the Owners Agreements, Applicable Law, contract, contribution or indemnity or otherwise to an interest in the Facility or the Facility Site of the Equity Investor or any Affiliate thereof (other than in respect of a Facility Interest, including an undivided interest in the Facility Site). The loss of state income tax benefits alone shall not give rise to a tax indemnity obligation, but such loss shall be taken into account in calculating the amount of a tax indemnity payment pursuant to Section 5.4. Keystone Tax Indemnity Agreement 24 226743.01-Chicago S2A

SECTION7 CONTESTS If the Owner Participant receives written notice of a claim by the IRS which, if sustained, would result in a Tax Loss requiring the payment of an indenmity by the Facility Lessee in excess of $50,000 as to the Facility Interest, then the Owner Participant shall notifY the Facility Lessee in writing of such claim within 20 days after receipt and, in the event that there are less than 20 days in which to respond to such claim, the Owner Participant agrees to request an extension of time to contest such claim so that the period remaining to initiate such contest is not less than 20 days from the date of the Owner Participant's notice to the Facility Lessee of such claim, and the Owner Participant agrees to take such action in contesting such claim as the Facility Lessee shall request from time to time, including, but not limited to, (i) all administrative appeals, proceedings, hearings and conferences with respect to the claim, (ii) seeking a judicial determination with respect to such claim and (iii) the appeal of any adverse judicial determination with respect to such claim (but not to the U.S. Supreme Court), provided that: (a) No Lease Event of Default shall have occurred and be continu-ing; (b) the Owner Participant shall not have received prior to the time before which a response to such claim is due a written opinion, from independent tax counsel, selected by the Owner Participant and reasonably acceptable to the Facility Lessee, setting forth in reasonable detail the facts and analysis upon which such opinion is based (a copy of which is delivered to the Facility Lessee as soon as practicable after receipt), to the effect that, with respect to any initial contest, there is not a Reasonable Basis for such contest, (or it is not "more likely than not" in the case of an appeal of adverse judicial determination); (c) the Facility Lessee shall have agreed to pay, on an After-Tax Basis, all reasonable costs and expenses incurred by the Owner Participant in connection with any contest, including, without limitation, all reasonable legal and other documented out-of-pocket expenses, and shall have provided the Owner Participant with adequate assurances for the payment thereof; and (d) the Facility Lessee shall have acknowledged in writing its liability to indenmity the Owner Participant in respect of the claim if the contest is Keystone Tax Indenmity Agreement 25 226743.0l Chicago S2A

not successful; provided, however, that such acknowledgment of liability will not be binding if the contest is resolved on a clearly articulated basis which establishes that the Facility Lessee is not liable to the Owner Participant Subject to the foregoing, the Owner Participant may forego any and all administrative appeals, proceedings, hearings and conferences with the IRS in respect of any claim and may, at its sole option, contest the claim in any permissible forum selected by the Owner Participant, considering, however, in good faith such requests as the Facility Lessee and its counsel shall make concerning the prudent manner in which to contest such claim. The Owner Participant may, at its sole option, either pay the tax claimed and sue for a refund or contest the claim in any permissible forum, consider ing in good faith, however, such requests as the Facility Lessee and its counsel shall make concerning the most appropriate forum in which to proceed and other related matters. If the Owner Participant chooses to pay the tax claimed and sue for a refund, the Facility Lessee shall advance to the Owner Participant, on an interest-free basis and with no additional net after-tax cost to the Owner Participant, sufficient funds to pay the tax and any interest, penalties and additions to tax payable with respect thereto (to the extent such amount is indemnified-against by the Facility Lessee). The Owner Participant shall not settle any claim without the Facility Lessee's consent; provided, that the Owner Participant shall not be required to contest any proposed adjustment and may settle any such proposed adjustment if, (i) the Owner Participant shall waive its right to indemnity with respect to such adjustment and shall pay to the Facility Lessee any amount previously paid or advanced by the Facility Lessee with respect to such adjustment or the contest of such adjustment (other than amounts paid or advanced pursuant to the Facility Lessee's obligations to pay the costs of the contest), or (ii) the subject of such contest has previously been resolved in a Final Determination for a prior taxable year adversely to the Owner Participant, unless the Facility Lessee shall have provided the Owner Participant with an opinion of independent tax counsel, selected by the Facility Lessee and reasonably satisfactory to the Owner Participant, setting forth in reasonable detail the facts and analysis upon which such opinion is based (a copy of which is delivered to the Owner Participant), that as a result of a Tax Law Change or a change in fact, the prior Final Determination is no longer determinative of the issue. The Owner Participant (i) shall not make payment of any claim for at least 30 days after giving written notice of such claim to the Facility Lessee if such Keystone Tax Indemnity Agreement 26 226743.01-Chicago S2A

forbearance is permitted by law and shall inform the Facility Lessee in reasonable detail of the nature and extent of and purported basis (to the extent of the Owner Participant's knowledge thereof) for such claim, (ii) shall use good faith efforts to consult with and consider in good faith the Facility Lessee's and its counsel's suggestions regarding the conduct of such contest (but the manner in which such contest is conducted shall be determined in all respects by the Owner Participant in its sole discretion) and shall keep the Facility Lessee reasonably informed as to the progress of such contest, and (iii) shall provide the Facility Lessee and its counsel with copies of any correspondence (or excerpts thereof relating to the adjustment or the contest of such adjustment) or excerpts of other written material received by the Owner Participant in connection with the contest and shall provide to the Facility Lessee for comment within a reasonable period oftime prior to submission written materials with respect to the claim submitted to the IRS, the courts or administrative tribunals or bodies involved with respect to the issues for which the Facility Lessee is liable for an indemnity hereunder (it being understood that the Facility Lessee shall not be permitted to review any portions of such documents or submissions that relate to issues unrelated to the transactions contemplated by the Operative Documents). The Facility Lessee and its counsel shall maintain confidentiality with respect to all such information. If the Facility Lessee shall have requested the Owner Participant to contest such claim as above provided and shall have duly complied with all the terms of this Section 7, the Facility Lessee's liability for indemnification under Section 5 shall, at the Facility Lessee's election, be deferred until a Final Determination of the liability of the Owner Participant. At such time, the Facility Lessee shall become obligated for the payment of any indemnification hereunder resulting from the outcome of such contest, and the Owner Participant shall become obligated to refund to the Facility Lessee any amount received as a refund by the Owner Participant or credited to the Owner Participant fairly attributable to advances by the Facility Lessee hereunder. Within fifteen (15) days following such Final Determination, any amounts due hereunder shall be paid first by set-off against each other and either (a) the Facility Lessee shall pay to the Owner Participant any excess of the full amount due hereunder over the amount of any advances previously made by the Facility Lessee and applied against the Facility Lessee's indemnity obligation as aforesaid or (b) the Owner Participant shall repay to the Facility Lessee any excess of such advances over such full amount due hereunder, together with any interest received by the Owner Participant that is properly attributable to such excess amount of such advances during the period such advances were outstanding, and, if the Facility Keystone Tax Indemnity Agreement 27 226743.01-Chicago S2A

Lessee shall have indemnified the Owner Participant with respect to the adverse tax consequences of any advances or payments hereunder, the amount of any tax savings resulting from any payment pursuant to this sentence. CERTAIN ADJUSTMENTS. SECTIONS In the event of an Indemnified Tax Loss for which the Owner Partici pant has received indemnification hereunder, the Owner Participant shall recalculate Termination Values (upwards or downwards) using the methodology and assump tions (except to the extent such assumptions shall be varied to take into account the Tax Loss (and any prior or contemporaneous Tax Loss) that is the subject of such indemnification) used to calculate Termination Values on the Closing Date in order to (i) reflect such Indemnified Tax Loss and maintain the Owner Participant's Expected Return, and (ii) to the extent consistent with clause (i) hereof, at the option of the Facility Lessee, minimize (a) the average annual Periodic Lease Rent over the Fixed Lease Term for the Facility Lessee's GAAP accounting purposes and/or (b) minimize the net present value, discounted at the Discount Rate, compounded on a semi-annual basis to the Termination Date, of Periodic Lease Rent to the Facility Lessee. Promptly after such Indemnified Tax Loss occurs, the Owner Participant shall deliver to the Facility Lessee a description of the revised Tax Assumptions and shall prepare a schedule of revised Termination Values, with a description setting forth in reasonable detail the calculation thereof (not including such methodology and assumptions) and such adjustment shall, at the request of the Facility Lessee, be verified by a nationally recognized independent accounting firm in accordance with the procedures set forth in Section 5.8 hereof. All adjustments shall be in compliance with the tests of Section 4.02(5) and 4.07 of Rev. Proc. 75-28 and with one or more of any "safe harbors" from characterization of the Facility Lease as a "disqualified leaseback or long-term agreement" set forth in section 467 of the Code (or any proposed, temporary or final regulations thereunder applicable to the Facility Lease) or, if no "safe harbor" exists, made in a manner to avoid characterization of the Facility Lease as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code. Keystone Tax Indemnity Agreement 28 226743.01-Chicago S2A

MISCELLANEOUS. SECTION9 Section 9.1 Survival. Notwithstanding any other provision of any of the Operative Documents, the obligations, rights and liabilities of the Owner Participant and the Facility Lessee hereunder shall continue in full force and effect notwith standing the expiration or other termination of any of the Operative Documents. Section 9.2 Late Pavments. Except as otherwise provided in this Agreement, any amount payable to the Owner Lessor, the Owner Participant or the Facility Lessee under this Agreement not paid within 10 days from the date due and payable under this Agreement shall bear interest from the due date to the date paid at the Overdue Rate. Section 9.3 Notices. All notices, requests and other communications provided for herein shall be given in the manner, to the respective addresses and become effective as provided in Section 17.6 of the Participation Agreement except to the extent otherwise expressly provided herein. Section 9.4 Assignment by the Parties. The obligations and liabilities of the Facility Lessee and the Owner Participant arising under this Agreement are expressly made for the benefit of, and shall be enforceable by, the Owner Participant and the Facility Lessee and their successors, assigns and agents, provided, however, that (a) such successor or assign shall have specifically agreed in writing to be bound by the terms and conditions of this Agreement to perform the obligations imposed hereunder on the Owner Participant or the Facility Lessee, as the case may be, in accordance with the interest of such successor or assign in the Facility Interest, the Facility Lease and any Operative Documents, (b) the successor or assign shall not be entitled to indemnity payments or other rights or benefits greater than the payments, rights or benefits to which the Owner Participant or the Facility Lessee, as the case may be, would have been entitled if no transfer or assignment had occurred, and (c) in applying the terms hereof to such successor or assign, the terms "Owner Participant" and "Facility Lessee" as used herein shall mean such respective successor or assign. Section 9.5 Set Off. Counterclaim. Etc. Except as explicitly provided herein, no payment required to be made by any party pursuant to this Agreement shall be subject to any right of set off, counterclaim, defense, abatement, suspension, deferment or reduction, and, except in accordance with the express terms hereof, no party shall have any right to be released, relieved, or discharged from any obligation Keystone Tax Indemnity Agreement 29 226743.01-Chicago S2A

or liability under this Agreement for any reason whatsoever. Nothing contained herein shall be construed to waive any claim which the Facility Lessee or the Owner Lessor might have under any of the Operative Documents (including this Agreement and including, without limitation, claims or defenses that indemnities or other payments demanded from or paid by the Facility Lessee or the party are or were erroneous) or otherwise, or to limit the right of the Facility Lessee or the party to make any claim it might have against the Owner Participant or the Facility Lessee or any other Person or to pursue such claim in such manner as the Facility Lessee or the Owner Participant shall deem appropriate, or to require the Facility Lessee or the Owner Participant to pay the same obligation more than once. Section 9.6 Method ofPavment. All payments to be made to the Owner Participant by the Facility Lessee pursuant to this Agreement shall be made by wire transfer in immediately available funds to such bank account ofthe Owner Partici pant as the Owner Participant from time to time shall have directed to the Facility Lessee, such direction to be given in writing at least 5 Business Days prior to the due date thereof. All payments to be made to the Facility Lessee by the Owner Partici pant pursuant to this Agreement shall be made by wire transfer of immediately available funds to such bank account as the Facility Lessee from time to time shall have directed to the Owner Participant, such direction to be given in writing at least 5 Business Days prior to the due date thereof. Section 9. 7 Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Section 9.8 Governing Law. THIS AGREEMENT SHALL BE GOV ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF EXCEPT NEW YORK GEN ERAL OBLIGATIONS LAW SECTION 5-1401. Section 9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument. Keystone Tax Indemnity Agreement 30 226743.01-Chicago S2A

Section 9.10 Confidentiality. Except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under the Operative Documents, no party hereto will itself use or intentionally disclose or permit its agents to disclose, directly or indirectly, any information obtained from any of the parties hereto or in connection herewith or any portion of any Operative Document not available for public inspection, and will use all reasonable efforts to have all such information kept confidential; provided, that (a) each party may use, retain and disclose any such information to (i) its counsel and public accountants, any Indemnitee and any of its potential transferees if the party in question agrees to keep such information confidential to the extent provided herein and (ii) any governmental agency or instrumentality or other supervisory body requesting such disclosure, (b) each party may use, retain and disclose any such information which has been publicly disclosed (other than by such party or any affiliate thereof in breach of this section 9.11) or has rightfully come into the possession of such party or any affiliate thereof (other than from another party hereto) and (c) to the extent that such party or any Affiliate thereof may have received a subpoena or other written demand under color oflegal right for such information, such party or Affiliate may disclose such infor mation, but such party shall first, as soon as practicable upon receipt of such demand, furnish a copy thereof to the party such information relates to, as the case may be, and take advantage of the maximum time allowed under such demand or any exten sion thereof obtained by such party. Section 9.11 Non-Parties. The Facility Lessee may require as a precondition to the making of any indemnity payment hereunder calculated by reference to a Person other than the Owner Participant, that the Owner Participant shall deliver to the Facility Lessee an agreement in writing signed by such Person, in a form reason ably acceptable to the Facility Lessee, in which such Person agrees to be bound by the terms of this Agreement. Keystone Tax Indemnity Agreement 31 226743.01-Chicago S2A

IN WITNESS WHEREOF, the Owner Participant and the Facility Lessee have caused this Tax Indemnity Agreement to be duly executed as of the day and year first above written. PSEG KEYSTONE GENERATION, LLC By Name: Title: RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC, By Name: Title: Keystone Tax Indemnity Agreement 32 ' 226743.01-Chicago S2A

IN WITNESS WHEREOF, the Owner Participant and the Facility Lessee have caused this Tax Indemnity Agreement to be duly executed as of the day and year first above written. PSEGR KEYSTONE GENERATION, LLC {V!/24 t:L-Christophr P. Kelleher Senior Vice President By: Name: Title: Signature Page for Tax Indemnity Agreement

RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC Signature Page for Tax Indemnity Agreement

APPENDIX A $303,000,000 1. Purchase Price Percentage of Purchase Price 2. Cost Recovery Deductions: Property T):pe & Deduction 20-year, 150 percent Declining Balance Switching to Straight Line 99.57% 15-year, 150 percent Declining Balance Switching to Straight Line .029% 39-year, Straight Line 0.14% In case of the 20-year and 15-year deductions, utilizing the half year convention. In the case of the 39-year deductions, utilizing the mid-month convention. 3. Federal Tax Rate: 35% 4. State Tax Rate: 2.5% as reflected in the Schedules of Periodic Rent, Lease Debt Amortization, Termination Values and the Pricing Assumptions. Keystone Tax Indemnity Agreement 226743.01-Chicago S2A

Exhibit I Factual Information or Forward Looking Information for Purposes of Section 4(b) ofthe Tax Indemnity Agreement Factual information or projections and other forward looking information, as the case may be, provided by or on behalf of the Facility Lessee or its Affiliates to the Appraiser in connection with the Closing Appraisal: I. Electronic mail dated May 4, 2000 to Deloitte & Touche containing an excel spreadsheet "key-con shaw D&T cost flow 050400.xls". The data included general and administration expense to be used for years 2000 through 2044 for Keystone and Conemaugh and 2000 through 2034 for Shawville. 2. Electronic mail dated August 2, 2000 to Deloitte & Touche containing an excel spreadsheet, "o&mcapex d&t rev 4b no controls.xls". The data included Key stone, Conemaugh and Shawville operations and maintenance expenses and capital expenditures, both excluding costs for adding environmental control equipment, beginning year 2000 through 2044 for Keystone and Conemaugh and 2034 for Shawville. 3. Electronic mail dated August 2, 2000 to Deloitte & Touche containing excel spreadsheets, "reliantnox D&T 073000.xls" and "reliantso2 D&T 073000.xls". The data provided Keystone, Conemaugh and Shawville tons of projected N02 and S02 emissions and capacity factors for each unit at each Facility, for the years 2000 through 2029. The emissions reflected the addition of environmental control equipment. 4. Electronic mail dated August 2, 2000 to Deloitte & Touche containing an excel spreadsheet, "o&mcapex d&t rev4a shawville adj cashflow.xls". The data included Keystone, Conemaugh and Shawville operations and maintenance expenses and capital expenditures, both including costs for adding environmental control equipment, beginning year 2000 through 2044 for Keystone and Conemaugh and 2034 for Shawville. 5. Electronic mail dated July 19, 2000 to Deloitte & Touche containing an excel spreadsheet, "netbook.xls", with updated net book values for plants. 6. Inter-Office Memo dated July 31, 2000 detailing Keystone Unit #1 HP turbine Failure. Keystone Tax Indemnity Agreement 34 126743.01-Chicago S2A

7. Factual information, projections or forward looking information provided to Stone & Webster Management Consultants, Inc., including without limitation, the useful life table on page 4-20 of"Independent Technical Review For Financing Reliant Energy Mid-Atlantic Power Holdings LLC", the independent engineering report for Keystone, Conemaugh and Shawville Facilities, dated May 5, 2000, which information was identified in section 4.2 Remaining Life, pages 4-18 through 4-21 and pages 6-1 through 6-6 of such document. 8. Reliant Energy, Inc. SEC Form 10-K for the fiscal year ended December 31, 1999. 9. Reliant Energy, Inc. SEC Form 10-Q for the quarterly period ended June 30, 2000. 10. Reliant Energy, Inc. SEC Form 8-K Dated July 27, 2000. 11. Reliant Energy, Inc. 1999 Annual Report to Stockholders. Keystone Tax Indemnity Agreement 35 226743.01-Chicago S2A